As filed with the Securities and Exchange Commission on March 27, 2009.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_______________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

_______________

Virginia	52 - 1188014
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Three Commercial Place
Norfolk Virginia 23510
(757) 629-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_______________

James A. Hixon, Esq.
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510
(757) 629-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Copies to:

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

_______________

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [    ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ X ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ] __________

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ X ]

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [    ]

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

____________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)

Debt securities; preferred stock; common stock (together with related preferred stock purchase rights); depositary shares; warrants; stock purchase contracts; stock purchase units

   ____________________

   (1)   Omitted pursuant to Form S-3 General Instruction II.E.

   (2)   An unspecified number of the securities of each identified class of securities of Norfolk Southern Corporation is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

   (3)   In accordance with Rules 456(b) and 457(r), Norfolk Southern Corporation is deferring payment of all of the registration fee.  In connection with the securities offered hereby, Norfolk Southern will pay "pay-as-you-go registration fees" in accordance with Rule 456(b).

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Prospectus

Norfolk Southern Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
and
Stock Purchase Units

               We may offer, issue and sell, together or separately:

•       shares of our common stock;

•       shares of our preferred stock;

•       debt securities, which may be senior debt securities or subordinated debt securities;

•       warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•       depositary shares representing an interest in our preferred stock;

•       stock purchase contracts to purchase shares of our common stock; and

•       stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the stock purchase contracts.

               We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

               This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

               Investing in our securities involves a number of risks. See "Risk Factors" on page 4 before you make your investment decision.

               We or any selling security holders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

               Our common stock is listed on the New York Stock Exchange under the trading symbol "NSC."

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS. 1

WHERE YOU CAN FIND MORE INFORMATION.. 2

FORWARD-LOOKING STATEMENTS. 3

NORFOLK SOUTHERN CORPORATION.. 4

RISK FACTORS. 4

USE OF PROCEEDS. 4

RATIO OF EARNINGS TO FIXED CHARGES. 4

DESCRIPTION OF SECURITIES. 5

DESCRIPTION OF DEBT SECURITIES. 5

DESCRIPTION OF CAPITAL STOCK.. 14

DESCRIPTION OF WARRANTS. 16

DESCRIPTION OF DEPOSITARY SHARES. 18

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS. 21

PLAN OF DISTRIBUTION.. 22

LEGAL MATTERS. 23

EXPERTS  23

ABOUT THIS PROSPECTUS

               This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process.  Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

               You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

               The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

               When used in this prospectus, the terms "Norfolk Southern," "we," "our" and "us" refer to Norfolk Southern Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports, prospectus and other information with the SEC.  You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov.  You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.  Information about our company is also available to the public from our website at http://www.nscorp.com.  The information on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any prospectus supplement.

               This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC.  Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861

               The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except that any statement contained in this prospectus, an accompanying prospectus supplement or a document incorporated by reference into this prospectus or an accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and an accompanying prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Norfolk Southern Corporation and its finances.

•       Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 18, 2009 (the "Fiscal 2008 Form 10-K");

•       Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 24, 2009;

•       Current Reports on Form 8-K filed January 13, 2009, January 20, 2009, January 27, 2009, January 30, 2009, and March 24, 2009; and

•       The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 26, 2000, and any amendment or report filed for the purpose of updating such description.

               All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

FORWARD-LOOKING STATEMENTS

               This prospectus contains forward-looking statements that may be identified by the use of words like "believe," "expect," "anticipate" and "project."  Forward-looking statements reflect management's good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including:   domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; the operations of carriers with which Norfolk Southern interchanges traffic; acts of terrorism or war; fluctuation in prices of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; legislative and regulatory developments; results of litigation; changes in securities and capital markets; disruptions to Norfolk Southern's technology infrastructure, including computer systems; and natural events such as severe weather, hurricanes, and floods.  For a discussion of significant risk factors applicable to us, see Part I, Item 1A, "Risk Factors," and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus.  See "Incorporation of Certain Documents by Reference."  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  We undertake no obligation to update or revise forward-looking statements.

NORFOLK SOUTHERN CORPORATION

               Norfolk Southern Corporation was incorporated on July 23, 1980, under the laws of the Commonwealth of Virginia. We control a major freight railroad, Norfolk Southern Railway Company, which is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States.

                Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600.  Our website is located at www.nscorp.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

               Investing in our securities involves risk.  See the risk factors described in our Fiscal 2008 Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

USE OF PROCEEDS

               Except as otherwise set forth in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the redemption and refinancing of outstanding indebtedness, increasing our working capital and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended December 31,

	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges (a)..............	6.34x	5.07x	4.88x	3.90x	3.12x

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(a)    For purposes of computing the ratios of earnings to fixed charges, earnings represents income from continuing operations before income taxes, plus (a) the sum of (i) total interest expenses and (ii) amortization of capitalized interest,  less  (b) income of partially owned entities. Fixed charges are calculated as the sum of (i) interest expense on debt, (ii) interest expense on unrecognized tax benefit, (iii) other interest expense, (iv) calculated interest portion of rent expense, (v) for 2004, Norfolk Southern's share of Conrail interest prior to the Conrail Corporate Reorganization and (vi) capitalized interest.

DESCRIPTION OF SECURITIES

               This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

               As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a "Senior Indenture" and subordinated debt securities may be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." The Indentures have been filed with the SEC as exhibits to the registration statement on Form S-3 of which this prospectus forms a part. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

              The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Norfolk Southern Corporation or the applicable trustee.

               As used in this "Description of Debt Securities," the terms "Norfolk Southern Corporation," "we," "our" and "us" refer to Norfolk Southern Corporation, a Virginia corporation, and do not, unless otherwise specified, include our subsidiaries.

General

               The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

               Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary's creditors, including trade creditors.

               The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

               Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•       the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•       any limit on the aggregate principal amount of the debt securities;

•       the price or prices at which we will sell the debt securities;

•       the maturity date or dates of the debt securities;

•       the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•       the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•       the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•       whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•       the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•       the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•       if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•       our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•       the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•       the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•       the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•       provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•       any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•       the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•       whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•       the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•       whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•       any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•       the depositary for global or certificated debt securities;

•       any special tax implications of the debt securities;

•       any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•       any other terms of the debt securities.

               Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

               Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

               The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

               The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Limitation on Liens

               We will not, and will not permit any of our Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the debt securities) of the company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding debt securities are secured on an equal and ratable basis with the obligations so secured.

               Such limitation will not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. Such limitation will not restrict any of our other property or other property of our Subsidiaries or restrict the sale by us or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitation on Funded Debt

               The indenture provides that we will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

               The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

•       Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

•       Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

•       Liens on real or physical property thereafter acquired (or constructed) by us or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

•       Liens in favor of the company or any Restricted Subsidiary;

•       Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;

•       Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

•       Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

•       Liens incurred (no matter when created) in connection with Norfolk Southern or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of Norfolk Southern or such Restricted Subsidiary;

•       Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of Norfolk Southern or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which we or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of Norfolk Southern and its Restricted Subsidiaries;

•       Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

•       Liens incurred (no matter when created) in connection with a Securitization Transaction;

•       Liens on property (or any Receivable arising in connection with the lease thereof) acquired by us or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

•       Liens on deposits of Norfolk Southern or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by us or a Restricted Subsidiary of financial accommodations to any person in the ordinary course of business; or

•       any extension, renewal, refunding or replacement of the foregoing.

Definition of Certain Terms

               "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of Norfolk Southern and Restricted Subsidiaries as at the end of our fiscal quarter  ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of Norfolk Southern and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

               "Funded Debt" means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiary and (4) all Capital Lease Obligations (as defined in the indenture) of a Restricted Subsidiary.

              "Indebtedness" means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

              "Intangible Assets" means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of Norfolk Southern and the Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

              "Liens" means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the company or any Restricted Subsidiary which secure Funded Debt.

               "Obligation" means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

               "Principal Subsidiary" is defined as Norfolk Southern Railway Company.

               "Purchase Money Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any debt securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to us or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

               "Receivables" mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by us or any Subsidiary of ours of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

               "Restricted Subsidiary" means each Subsidiary of Norfolk Southern other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

               "Securitization Subsidiary" means a Subsidiary of Norfolk Southern (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness (as defined in the indenture) or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

               "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by us or any of our Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which we or any of our Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of Norfolk Southern or any of our Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

               "Subsidiary" means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or one or more Subsidiaries.

Consolidation, Merger and Sale of Assets

               We cannot merge with, or sell, transfer or lease substantially all of our assets to, another corporation, without the consent of the holders of a majority, in aggregate principal amount, of the outstanding debt securities under the indenture, unless:

•       the successor corporation is organized and existing under the laws of the United States and assumes our obligations under the respective indenture;

•       after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and

•       the successor corporation executes a supplemental indenture that assumes the obligations of the related indenture, satisfies the trustee, and provides the necessary opinions and certificates.

               Since we are a holding company, if one of our Subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, our rights, the rights of our creditors and of the holders of debt securities to participate in such subsidiary's distribution of assets will be subject to the prior claims of such subsidiary's creditors, except to the extent that we may be a creditor with prior claims enforceable against such subsidiary.

Events of Default

               The following events are defined in the Indentures as "Events of Default":

•       failure to pay any principal or premium, if any, when due;

•       failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;

•       failure to perform any covenant in the indenture, and the failure continues for 90 days;

•       acceleration of any of our indebtedness (or any "significant subsidiary" of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000;

•       certain events of bankruptcy, insolvency or reorganization; or

•       any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

Discharge, Defeasance and Covenant Defeasance

               We may discharge certain obligations to holders of any debt securities issued under the Indenture of a particular series when all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust (i) money (either in Dollars or such other currency in which the securities may be payable) in an amount or, (ii) U.S. Government Obligations or, in the case of securities denominated in a currency other than Dollars, Foreign Government Securities which through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the securities, money in an amount or (iii) a combination of (i) and (ii) sufficient in the opinion of our independent certified public accountants expressed in a written certification thereof delivered to the trustee, without consideration of any reinvestment of such interest, to pay and discharge the entire indebtedness on all debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date.  We may discharge certain obligations when we have paid or caused to be paid all other sums payable hereunder by us with respect to the securities and when we have delivered to the trustee an opinion of counsel to effect that, based on federal income tax laws then in effect, the holders of the securities of such series will not recognize additional income, gain or loss on the debt securities for federal income tax purposes as a result of our exercise of its option and such funds shall be subject to federal income tax in the same amounts and at the same times as would have been the case if such option had not been exercised.

Modification and Waiver

               Modification and amendments of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of a particular series affected thereby:

•       change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security of such series,

•       reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or reduce the amount of principal of an OID Security that would be due and payable upon a declaration of acceleration of the maturity,

•       change any place of payment where, or the coin or currency in which, any debt security (or premium, if any, thereon) or the interest thereon is payable,

•       impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•       reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•       modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•       change the conversion provisions of any convertible debt security,

•       change the the subordination provisions, or

•       modify any of the above provisions.

               The holders of not less than a majority in principal amount of the debt securities affected thereby, on behalf of all of the holders of the debt securities, are permitted to waive any past default under the Indenture with respect to the debt securities, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any debt security or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each debt security affected.  Any such consent or waiver by the registered holder of a security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such security and of any security issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon such debt security.

Payment and Paying Agents

               The Indenture provides that payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

               Holders must surrender debt securities to a paying agent to collect principal payments.  We will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the securities represented by a global security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the depository, which shall be The Depository Trust Company, its nominees and their respective successors.

               The Indentures provide that initially, U.S. Bank Trust National Association, a national banking association, will act as paying agent and registrar.  We may appoint and change any paying agent, registrar or co‑registrar without notice.  We or any of our domestically incorporated wholly owned subsidiaries may act as paying agent, registrar or co‑registrar.

               We will maintain an office or agency in the City of New York where debt securities may be presented for registration of transfer or for exchange and an office or agency in the City of New York where debt securities may be presented for payment.  The registrar shall keep a register of the debt securities and of their transfer and exchange.  We may have one or more co‑registrars and one or more additional paying agents.

               If money for the payment of principal or interest remains unclaimed for two years, the trustee or paying agent shall pay the money back to us at our written request unless an abandoned property law designates another person.  After any such payment, holders entitled to the money must look only to us and not to the trustee for payment.

Denominations, Registrations and Transfer

                         Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

               A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

•       DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•       We determine, in our sole discretion, that the global security shall be exchangeable.

               If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

               The Indentures are and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law.

Regarding the Trustee

               The Indenture trustee is U.S. Bank Trust National Association. The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not trustee.

DESCRIPTION OF CAPITAL STOCK

General

               The following summary of our common stock and preferred stock is not meant to be a complete description.  For more information, you also should refer to our Restated Articles of Incorporation (the "Articles of Incorporation"), our Bylaws (the "Bylaws") and the Virginia Stock Corporation Act (the "Virginia Act").  Under the Articles of Incorporation, our authorized capital stock consists of 1,350,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value.  We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement.  The specific terms we describe in a prospectus supplement may differ from the terms we describe below.

Common Stock

               As of March 6, 2009, Norfolk Southern had 387,566,551 shares of common stock issued and outstanding, 20,565,071 of which were held by our wholly owned subsidiaries.  For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books.  Our common stock does not have cumulative voting rights.  As a result, subject to the voting rights of any outstanding preferred stock (of which there currently is none), the persons who hold 50% or more of the outstanding common stock entitled to elect members of the board of directors (the "Board") can elect all of the directors who are up for election in a particular year. Our board of directors is divided into three classes. The directors in each class serve for a three year term and each class, provided its members are duly elected, contains as nearly as possible an equal number of directors.

               If the Board declares a dividend, common stockholders will receive payments from the funds of Norfolk Southern that are legally available to pay dividends.  However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is issued.  If Norfolk Southern is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay (i) our liabilities and (ii) any amounts we may owe to the persons who hold our preferred stock, if any is issued.  Common stockholders do not have preemptive rights, and they have no right to convert their common stock into any other securities.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

               The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Preferred Stock

               No shares of preferred stock are issued or outstanding.  However, 600,000 shares of preferred stock designated as "Series A Junior Participating Preferred Stock" are authorized by our Articles of Incorporation, which further authorize the Board to issue preferred stock in one or more series and to determine the liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights of each such series.  The ability of the Board to issue and set the terms of preferred stock could make it more difficult for a third person to acquire control of Norfolk Southern.  The Board has the authority to fix the following terms of any series of preferred stock, each of which will be set forth in the related prospectus supplement:

•       the designation of the series;

•       the number of shares offered;

•       the initial offering price;

•       the dividend rate, the dividend periods, the dates payable and whether dividends will be cumulative or noncumulative;

•       the voting rights;

•       any redemption or sinking fund provisions;

•       any conversion or exchange provisions;

•       whether the shares will be listed on a securities exchange;

•       the liquidation preference, and other rights that arise upon the liquidation, dissolution or winding-up of Norfolk Southern; and

•       any other rights, preferences and limitations that pertain to the series.

               Norfolk Southern will designate the transfer agent and registrar for each series of preferred stock in a prospectus supplement.

Certain Provisions of the Virginia Stock Corporation Act

               The Virginia Act contains certain anti-takeover provisions regarding, among other things, affiliated transactions and control share acquisitions.  In general, the Virginia Act's affiliated transactions provisions prevent a Virginia corporation from engaging in an "affiliated transaction" (as defined in the Virginia Act) with an "interested shareholder" (generally defined as a person owning more than 10% of any class of voting securities of the corporation) unless approved by a majority of the "disinterested directors" (as defined in the Virginia Act) and the holders of at least two thirds of the outstanding voting stock not owned by the interested shareholder, subject to certain exceptions.

               Under the control share acquisitions provisions of the Virginia Act, shares acquired in a "control share acquisition," generally defined as transactions that increase the voting strength of the person acquiring such shares above certain thresholds in elections of directors generally, have no voting rights unless they are granted by a majority of the outstanding voting stock not owned by such acquiring person or by an employee-director of Norfolk Southern.  If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive "fair value" (as defined in the Virginia Act) for their shares.  If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person's shares at their cost to the acquiring person.  A Virginia corporation has the right to "opt out" of the control share acquisition statute, and effective January 27, 2009, the Board amended our bylaws to "opt out" of the statute.

DESCRIPTION OF WARRANTS

               This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

               We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

               The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•       the offering price;

•       the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•       the number of warrants offered;

•       the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•       the exercise price and the amount of securities you will receive upon exercise;

•       the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•       the rights, if any, we have to redeem the warrants;

•       the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•       the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•       the date on and after which the warrants and the related securities will be separately transferable;

•       U.S. federal income tax consequences;

•       the name of the warrant agent; and

•       any other material terms of the warrants.

               After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

               Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

               The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

               Norfolk Southern may elect to offer fractional shares of preferred stock rather than full shares of preferred stock.  If so, Norfolk Southern will issue receipts for these "depositary shares," each of which will represent a fraction of a share of a particular series of preferred stock.  Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including any dividend, voting, redemption, conversion and liquidation rights.  Norfolk Southern will enter into an agreement (the "Deposit Agreement") with a depositary, which will be named in the related prospectus supplement, and with the holders of the "depositary receipts" that represent the depositary shares.

               The following summary of the depositary shares is not meant to be complete.  For more information, you should refer to the Deposit Agreement, to the depositary receipts and the certificate of designation of the series of preferred stock that underlies that series of depositary shares and to the related prospectus supplement.  A form of Deposit Agreement, depositary receipt and certificate of designation will be filed as exhibits to, or incorporated by reference into, the registration statement before we issue depositary receipts.

General

               In order to issue depositary shares, Norfolk Southern will issue preferred stock, and immediately deposit these shares with the depositary.  The depositary then will issue and deliver depositary receipts to the persons who purchase depositary shares.  The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each may evidence any number of whole depositary shares.

Dividends and Other Distributions

               The depositary will distribute all cash and non-cash distributions it receives, with respect to the underlying preferred stock, to the record holders of depositary shares in proportion to the number of depositary shares they hold.  In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution.  If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale (public or private) of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper.  Norfolk Southern or the depositary may reduce the amount it distributes in order to pay taxes or other governmental charges.

Redemption of Depositary Shares

               If Norfolk Southern redeems the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds.  The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that Norfolk Southern redeemed.  The redemption price per depositary share will be in proportion to the redemption price per share that Norfolk Southern paid for the underlying preferred stock.  If Norfolk Southern redeems less than all the depositary shares, the depositary will select by lot, or by some substantially equivalent method, which depositary shares to redeem.

               After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding.  The rights of the holders of the depositary shares will cease, except the right to receive money or other property they are entitled to receive upon the redemption.  In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.  If Norfolk Southern deposits funds with the depositary to redeem depositary shares, and the holders fail to redeem their receipts, the money will be returned to Norfolk Southern within two years from the date the funds are deposited.

Voting the Preferred Stock

               When Norfolk Southern notifies the depositary about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information to the record holders of depositary shares related to that preferred stock.  Each record holder of such depositary shares on the record date (which will be the same date as the record date for the related preferred stock) will be entitled to instruct the depositary how to vote the shares of preferred stock represented by that holder's depositary shares.  The depositary will try to vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting.  Norfolk Southern will take all reasonable action necessary to provide the depositary with sufficient notice of any meeting.  If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

               When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by their depositary shares.  Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot "re-deposit" these shares of preferred stock with the depositary, or exchange them for depositary shares.  If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

               Norfolk Southern and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the Deposit Agreement.  However, if an amendment has a material adverse affect on the rights of the holders of related depositary shares, it must first be approved by the holders of at least a majority of these depositary shares then outstanding.  Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended Deposit Agreement.  However, subject to any conditions in the Deposit Agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, and any money or other property represented by the depositary shares, upon surrender the depositary receipts that represent their depositary shares.

               Norfolk Southern can terminate the Deposit Agreement at any time, as long as it provides at least 60 days' prior written notice to the depositary.  If Norfolk Southern terminates the Deposit Agreement, then within 30 days from the date the depositary receives notice, the depositary will deliver whole or fractional shares of the related preferred stock to the holders of depositary shares, when they surrender their depositary receipts.  The Deposit Agreement will terminate automatically after all outstanding depositary shares have been redeemed, or, in connection with any liquidation, dissolution or winding up of Norfolk Southern, after the final distribution of Norfolk Southern's assets has been made to the holders of the related series of preferred stock and, in turn, to the holders of depositary shares.

Charges of Depositary

               Norfolk Southern will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock.  Norfolk Southern also will pay all transfer and other taxes and the government charges that arise solely from the existence of the depositary arrangements.  However, holders of depositary shares will have to pay all other transfer and other taxes and government charges, as provided in the Deposit Agreement.

Resignation and Removal of Depositary

               The depositary may resign, at any time, by delivering written notice of its decision to Norfolk Southern.  We may remove the depositary at any time.  Any resignation or removal will take effect when we appoint a successor depositary.  Norfolk Southern must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal, and the successor depositary must be a bank or trust corporation that has its principal office in the United States, and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

               Norfolk Southern will be required to furnish certain information to the holders of the preferred stock.  The depositary, as the holder of the underlying preferred stock, will forward any reports or information it receives from Norfolk Southern to the holders of depositary shares.

               Neither the depositary nor Norfolk Southern will be liable if its ability to perform its obligations under the Deposit Agreement is prevented or delayed by law or any circumstance beyond its control.  Both Norfolk Southern and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the Deposit Agreement.  Each of Norfolk Southern and the depositary will be liable for gross negligence and willful misconduct in the performance of its duties under the Deposit Agreement.  They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity.  Norfolk Southern and the depositary may rely on the advice of legal counsel (including in-house counsel) or accountants of their choice.  They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

               The depositary's corporate trust office will be identified in the related prospectus supplement.  Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if Norfolk Southern redeems shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

               We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

               The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

               We may sell the securities being offered hereby in one or more of the following ways from time to time:

•       to underwriters for resale to purchasers;

•       directly to purchasers; or

•       through agents or dealers to purchasers.

               In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

               We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

               Unless otherwise indicated in the applicable prospectus supplement, certain legal matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and/or William A. Galanko, our Vice President - Law (or other senior general counsel as may be designated by us). If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

               The consolidated financial statements and schedule of Norfolk Southern Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements and schedule refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007, and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

               The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$ *
Accounting Fees and Expenses	$
Legal Fees	$
Printing Fees	$
Transfer Agents and Trustees' Fees and Expenses	$
Rating Agency Fees	$
Stock Exchange Listing Fees	$
Miscellaneous	$
Total	$

_______________

*   Deferred in reliance on Rule 456(b) and Rule 457(r)

Item 15. Indemnification of Directors and Officers.

               The Virginia Stock Corporation Act (the "Virginia Act") provides, in general, for the indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.

               Article VI of the registrant's Restated Articles of Incorporation provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the fullest extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of the registrant itself, by reason of the fact that such person is, or was, a director or officer of the registrant, or is, or was, serving at the request of the registrant as a director, officer, employee, agent or otherwise of another corporation. However, the Virginia Act does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

               Article VI of the registrant's Restated Articles of Incorporation also provides that in every instance, and to the fullest extent, permitted by Virginia corporate law in effect from time to time, the registrant directors and officers (including former directors and officers) shall not be liable to the registrant or its shareholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation of the criminal law.

               The registrant directors and officers are covered by certain policies providing directors' and officers' liability insurance. In general, the insurers are obliged to make payments under these policies only if the registrant may indemnify a director or officer and does not or cannot do so. The policies are issued on a "claims made" basis.

Item 16. List of Exhibits.

               The Exhibits to this registration statement are listed in the Index to Exhibits.

Item 17. Undertakings.

               The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

               (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

               The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 24, 2009.

                                                                                                                                                                         NORFOLK SOUTHERN CORPORATION

                                                                                                                                                                         By: /s/ Charles W. Moorman
                                                                                                                                                                         Name: Charles W. Moorman
                                                                                                                                                                         Title: Chairman, President and Chief Executive Officer

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Hixon and James A. Squires, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on this 24th day of March 2009 by the following persons on behalf of Norfolk Southern Corporation in the capacities indicated.

Signature	Title
/s/ Charles W. Moorman	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Charles W. Moorman
/s/ James A. Squires	Executive Vice President Finance and Chief Financial Officer (Principal Financial Officer)
James A. Squires
/s/ Marta R. Stewart	Vice President and Controller (Principal Accounting Officer)
Marta R. Stewart
/s/ Gerald L. Baliles	Director
Gerald L. Baliles
/s/ Daniel A. Carp	Director
Daniel A. Carp
/s/ Gene R. Carter	Director
Gene R. Carter
/s/ Alston D. Correll	Director
Alston D. Correll
/s/ Landon Hilliard	Director
Landon Hilliard

/s/ Karen N. Horn	Director
Karen N. Horn
/s/ Burton M. Joyce	Director
Burton M. Joyce
/s/ Steven F. Leer	Director
Steven F. Leer
/s/ Michael D. Lockhart	Director
Michael D. Lockhart
/s/ J. Paul Reason	Director
J. Paul Reason

EXHIBIT INDEX

               Some of the agreements included as exhibits to this prospectus (whether incorporated by reference to earlier filings or otherwise) may contain representations and warranties, recitals or other statements that appear to be statements of fact. These agreements are included solely to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. Representations and warranties, recitals, and other common disclosure provisions have been included in the agreements solely for the benefit of the other parties to the applicable agreements and often are used as a means of allocating risk among the parties. Accordingly, such statements (i) should not be treated as categorical statements of fact; (ii) may be qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreements, which disclosures are not necessarily reflected in the agreement or included as exhibits hereto; (iii) may apply standards of materiality in a way that is different from what may be viewed as material by or to investors in or lenders to us; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

               Accordingly, representations and warranties, recitals or other disclosures contained in agreements may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied on by any person other than the parties thereto in accordance with their terms. Additional information about us may be found in this prospectus and Norfolk Southern's other public filings, which are available without charge through the SEC's website at http://www.sec.gov.

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
1.2	Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
1.3	Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.1*	Form of Senior Indenture between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee.
4.2*	Form of Subordinated Indenture between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee.
4.3

Form of Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.4

Form of Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.5

Form of Certificate of Amendment with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.6	Form of Warrant Agreement to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.7	Form of Warrant Certificate to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.8	Form of Depositary Agreement to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.9	Form of Depositary Receipt to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.10

Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

5.1*	Opinion of William A. Galanko, Esq.
5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12	Statement re: Computation of Ratio of Earnings to Fixed Charges is incorporated herein by reference to Exhibit 12 to Norfolk Southern Corporation's Form 10-K filed on February 18, 2009.
23.1*	Consent of KPMG LLP, independent auditors.
23.2	Consent of William A. Galanko (included in Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24	Power of Attorney included on signature page hereto.
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, with respect to the senior indenture.
25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, with respect to the subordinated indenture.

*Filed herewith.